Exhibit 99.1

TRIBAL RIDES INTERNATIONAL NOTES ACCOMPLISHMENTS IN 2022; POISED FOR CONTINUED GROWTH IN 2023

Mobility as a Service (MaaS) company identifies goals within reach for 2023

Mission Viejo, CA, January 5, 2023 —Tribal Rides International Corp. (OTC Pink: XNDA) (the “Company” or “Tribal Rides”), a Mobility as a Service (MaaS) technology company, has announced successful completion of key product development and administrative goals in 2022 that will fuel continued growth in 2023, including the release of test versions of the Company’s RYDE Driver and Rider apps, approval and acceptance by Apple and Android, and financial transaction capabilities via PayPal and Stripe.

“Our team’s work ethic, singular focus on the Tribal Rides’ vision, and accomplishments this past year provide the foundation for our success,” explained Tribal Rides CEO Joseph Grimes,

“and for our optimism about 2023 and beyond.”

For 2023, Tribal Rides’ goals include increasing product development staffing, commercial release of RYDE applications, finalizing its unique driver-focused loyalty program, and development of driver and rider marketing programs.

“We continue to refine and prioritize our RYDE product feature set and roadmap to provide innovation, capabilities and features for our Drivers and Riders,” said Steve Ritacco, Tribal Rides CTO.

About Tribal Rides International Corp.

Tribal Rides International Corp. was founded in 2016 as a Mobility as a Service (MaaS) transportation technology company specializing in disruptive software solutions focused on the digital transformation of transportation. Its patented transportation ecosystem and marketplace is under development, and features end-to-end tracking and management of trips; seamless and connected multi-modal journeys; visualization and complex mapping, and leading transaction and scheduling technology.

For more details, visit www.tribalrides.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Tribal Rides International Corp.

Joseph Grimes

CEO

joeg@tribalrides.us

SOURCE: Tribal Rides International Corp.